SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
IPC HOLDINGS, LTD.
(Exact Name of Registrant as specified in its Charter)

BERMUDA	NOT APPLICABLE
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

AMERICAN INTERNATIONAL BUILDING
29 RICHMOND ROAD
PEMBROKE
BERMUDA
(441) 298-5100	HM 08
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-128905
Securities to be registered pursuant to Section 12(b) of the Act:
NOT APPLICABLE
Securities to be registered pursuant to Section 12(g) of the Act:
7.25% Series A Mandatory Convertible Preferred Shares, par value $0.01 per share, liquidation preference $26.25 per share.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     This registration statement on Form 8-A relates to 9,000,000 7.25% Series A Mandatory Convertible Preferred Shares, par value $0.01 per share, liquidation preference $26.25 per share (the “Series A Preferred Shares”), of IPC Holdings, Ltd. (the “Company”). A description of the Series A Preferred Shares is contained in a Prospectus Supplement filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 2, 2005 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus Supplement shall supplement the Prospectus dated October 17, 2005 contained in the Company’s Registration Statement on Form S-3 (File No. 333-128905), which became effective on October 17, 2004. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.
ITEM 2. EXHIBITS.
3.1 Memorandum of Association. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-00088).)
3.2 Amended and Restated Bye-laws. (Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-A, filed with the Commission on July 9, 2003 (File No. 0-27662).)
3.3 Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the Series A Preferred Shares. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on November 3, 2005.)
4.6 Form of share certificate evidencing the Series A Preferred Shares. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed with the Commission on November 3, 2005.)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 3, 2005	IPC HOLDINGS, LTD.
	By:	/s/ John R. Weale
		Name:	John R. Weale
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
3.1 Memorandum of Association. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-00088).)
3.2 Amended and Restated Bye-laws. (Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-A, filed with the Commission on July 9, 2003 (File No. 0-27662).)
3.3 Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the Series A Preferred Shares. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on November 3, 2005.)
4.6 Form of share certificate evidencing the Series A Preferred Shares. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed with the Commission on November 3, 2005.)